Exhibit 31.3
I, Matthew S. Porter, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the period ended December 31, 2020, of Pioneer Energy Services Corp.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2021

/s/ Matthew S. Porter
Matthew S. Porter
President and Chief Executive Officer